     DISCOVERY COMMUNICATIONS REPORTS FULL YEAR AND FOURTH QUARTER 2010 RESULTS

Full Year 2010 Financial Highlights:

·	Revenues increased 9% to $3.77 billion

·	Adjusted OIBDA increased 14% to $1.70 billion

·	Net income from continuing operations increased 17% to $641 million

·	Repurchased 16.7 million shares at an aggregate purchase price of $605 million

Silver Spring, Maryland – February 11, 2011: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the full year and fourth quarter ended December 31, 2010.

David Zaslav, Discovery’s President and Chief Executive Officer said, “Discovery delivered another year of strong and consistent growth in 2010 as we leveraged our diverse slate of quality content across our worldwide distribution platform in an improving global economic environment. We generated significant advertising and distribution revenue growth while thoughtfully managing our cost base. As a result, we were able to increase our margins and free cash flow growth while continuing to invest in content across our existing portfolio of assets and joint ventures. Our strong performance and financial position enabled us to begin returning capital to shareholders with the repurchase of over $600 million in stock this past year. As we move forward in 2011, we will continue to focus on creating high quality programming and expanding our market share globally as we deliver strong operating performance and enhance shareholder value.”

Fourth Quarter Results

Fourth quarter revenues of $1,015 million increased $65 million, or 7%, over the fourth quarter a year ago, led by 9% growth at U.S. Networks and 4% growth at International Networks. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 16% to $461 million, driven by a 16% increase at U.S. Networks and a 7% increase at International Networks. Adjusted OIBDA margin for the fourth quarter increased to 45% from 42% in the fourth quarter of 2009.

Fourth quarter net income from continuing operations available to Discovery Communications, Inc. stockholders of $205 million ($0.48 per diluted share) increased $50 million compared to $155 million ($0.36 per diluted share) for the fourth quarter a year ago. The current quarter results primarily reflect the strong operating performance partially offset by higher other expense of $32 million, mainly from losses related to our joint venture investments, and increased provision for income taxes.

Free cash flow was $203 million for the fourth quarter, a decrease of $41 million from the fourth quarter of 2009, as the increased operating performance was more than offset by higher taxes and the timing of working capital. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 6.

Full Year Results

Full year 2010 revenues of $3,773 million increased $315 million, or 9%, over 2009 revenues, primarily driven by 9% growth at U.S. Networks and 11% growth at International Networks. Adjusted OIBDA increased 14% to $1,699 million led by 11% growth at U.S. Networks and 22% growth at International Networks. Adjusted OIBDA margin for the full year increased to 45% from 43% in 2009.

Full year net income from continuing operations available to Discovery Communications, Inc. stockholders of $641 million ($1.49 per diluted share) increased $94 million compared to $547 million ($1.29 per diluted share) a year ago, which included a $252 million pre-tax gain on the sale of Discovery Kids channel. The current year results primarily reflect the strong operating performance, $63 million of lower expense from the unrealized change in the fair value of mark-to-market share-based compensation and $192 million in lower provision for income taxes, partially offset by a $136 million loss on the early extinguishment of debt and termination of interest rate swaps.

Free cash flow was $619 million for the full year, an increase of $32 million from full year 2009. Current year results primarily reflect the increased operating performance partially offset by payments of $138 million for the early extinguishment of debt and termination of interest rate swaps and $77 million increased spending for stock-based compensation. 2009 results included cash tax payments of $108 million related to the sale of Discovery Kids, as well as $64 million of tax payments related to prior periods.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2010	2009 (a)	Change	2010	2009 (a)	Change

Revenues:
U.S. Networks	$ 612	$561	9%	$ 2,363	$ 2,170	9%
International Networks	358	344	4%	1,251	1,131	11%
Education and Other	45	42	7%	153	148	3%
Corporate and Eliminations	—	3	NM	6	9	(33%)

Total Revenues	$ 1,015	$950	7%	$ 3,773	$ 3,458	9%

Adjusted OIBDA:
U.S. Networks	$ 347	$299	16%	$ 1,365	$ 1,229	11%
International Networks	161	150	7%	545	445	22%
Education and Other	8	7	14%	15	16	(6%)
Corporate and Eliminations	(55)	(60)	8%	(226)	(204)	(11%)

Total Adjusted OIBDA	$ 461	$396	16%	$ 1,699	$ 1,486	14%

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 6 for additional detail.

U.S. Networks
(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2010	2009	Change	2010	2009	Change

Revenues:
Distribution	$ 261	$245	7%	$ 1,047	$982	7%
Advertising	323	287	13%	1,222	1,082	13%
Other	28	29	(3%)	94	106	(11%)

Total Revenues	$ 612	$561	9%	$ 2,363	$2,170	9%

Adjusted OIBDA	$ 347	$299	16%	$ 1,365	$1,229	11%
Adjusted OIBDA Margin	57%	53%		58%	57%

Fourth Quarter Results

U.S. Networks’ revenues in the fourth quarter of 2010 increased 9% to $612 million primarily driven by advertising and distribution revenue growth. Advertising revenue increased 13% due to higher sellouts and increased pricing. Distribution revenue grew 7% largely from higher rates, subscriber growth primarily from networks carried on the digital tier and lower launch-support amortization.

Adjusted OIBDA increased 16% to $347 million primarily reflecting the 9% revenue growth. Operating expenses for the quarter were flat as higher programming expense and sales commissions were offset by lower selling, general and administrative expense due to a decrease in personnel costs.

Full Year Results

U.S. Networks’ revenues in the full year 2010 increased 9% to $2,363 million as advertising and distribution growth more than offset lower representation revenue. Advertising revenue increased 13% driven by increased pricing, as well as higher viewership and sellouts. Distribution revenue grew 7% largely from higher rates, subscriber growth primarily from networks carried on the digital tier and lower launch-support amortization, partially offset by the absence of $18 million due to the removal of Discovery Kids from the consolidated results.

Adjusted OIBDA increased $136 million to $1,365 million reflecting the 9% revenue growth, partially offset by 4% higher operating expenses primarily due to higher programming and marketing expense, as well as increased sales commissions, partially offset by lower personnel costs.

International Networks

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2010	2009	Change	2010	2009	Change

Revenues:
Distribution	$200	$187	7%	$ 760	$716	6%
Advertising	136	130	5%	422	344	23%
Other	22	27	(19%)	69	71	(3%)

Total Revenues	$358	$344	4%	$ 1,251	$1,131	11%

Adjusted OIBDA	$161	$150	7%	$ 545	$445	22%

Adjusted OIBDA Margin	45%	44%		44%	39%

Fourth Quarter Results

International Networks’ revenues for the fourth quarter increased 4% to $358 million primarily led by distribution revenue growth of 7% and advertising revenue growth of 5%. Excluding the impact of foreign currency fluctuations, revenues increased 6% led by 9% affiliate revenue growth, mainly from increased subscribers in Latin America and EMEA. Advertising revenue in local currency terms was up 7% during the fourth quarter primarily led by Asia and Latin America from higher pricing and sellouts, as well as increased viewership. Excluding a $6 million benefit from a contract settlement in the U.K. during the fourth quarter of 2009, advertising revenue growth was up 12% for the fourth quarter of 2010.

Adjusted OIBDA increased 7% to $161 million reflecting the 4% revenue growth partially offset by a 1% increase in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA increased 5% as the 6% revenue growth was partially offset by an 8% increase in operating expenses primarily due to higher programming and marketing costs as well as sales commissions.

Full Year Results

International Networks’ revenue for the full year 2010 increased 11% to $1,251 million, due to advertising revenue growth of 23% mainly from higher pricing in the U.K. and higher sellouts and audience delivery in Latin America, EMEA and Asia-Pacific. Excluding the $6 million benefit in the U.K. from the settlement of a contract provision in the fourth quarter of 2009, advertising revenue increased 25%. Affiliate revenue grew 6% for the full year 2010 primarily from increased subscriber growth in Latin America. Foreign currency fluctuations had an immaterial impact for full year 2010.

Adjusted OIBDA increased 22% to $545 million reflecting the 11% revenue growth partially offset by a 3% increase in operating expenses, primarily from sales commissions, as well as increased personnel and marketing costs.

Education and Other
(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2010	2009	Change	2010	2009	Change

Revenues	$45	$42	7%	$ 153	$148	3%
Adjusted OIBDA
	$8	$7	14%	$ 15	$16	(6%)
Adjusted OIBDA Margin	18%	17%		10%	11%

Fourth Quarter Results

Education and Other fourth quarter revenues increased 7% to $45 million, primarily reflecting increased education revenue from higher streaming volumes. Adjusted OIBDA increased $1 million compared to the fourth quarter of 2009 as the Education revenue and Adjusted OIBDA growth was partially offset by lower results from the Creative Sound Service business.

Full Year Results

Education and Other full year 2010 revenue increased 3% to $153 million primarily from an increase in streaming volumes, partially offset by lower results from the Creative Sound Service business. Adjusted OIBDA decreased $1 million to $15 million, as the Education Adjusted OIBDA growth was more than offset by lower results from the Creative Sound Service business.

Corporate and Eliminations

For the fourth quarter Adjusted OIBDA improved by $5 million due to higher results at a joint venture and for the full year 2010 Adjusted OIBDA decreased $22 million, primarily due to $17 million of increased stock-based compensation expense.

STOCK REPURCHASE

During the quarter ended December 31, 2010, the Company repurchased and retired approximately 13.73 million shares of Series C convertible preferred stock for $500 million, or $36.41 per share, from Advance/Newhouse Programming Partnership.

Also during the quarter, the Company, pursuant to its existing stock repurchase program repurchased 1.87 million shares of its Series C common stock at an average price of $36.28 per share for a total purchase price of approximately $67 million. For the full year 2010, the Company repurchased a total of 2.99 million shares of its Series C common stock at an average price of $35.28 per share totaling approximately $105 million.

From January 1, 2011 through February 8, 2011 the Company repurchased 2.58 million shares of its Series C common stock for approximately $89 million.

Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated transactions, subject to market conditions and other factors.

OTHER ITEMS

In November 2010, the Company purchased BBC Worldwide’s 50% interest in substantially all of the global TV channels joint ventures of Animal Planet and Liv for $152 million.

The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. This recast reflects the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 810, Consolidation (ASC 810), which amends the existing standards for variable interest entities, the classification of results of operations of our Antenna Audio business as discontinued operations, as well as the realignment of the Commerce business into the U.S. Networks segment.

FULL YEAR 2011 OUTLOOK

For the full year ending December 31, 2011, Discovery Communications, Inc. expects total revenue between $4,000 million and $4,100 million, Adjusted OIBDA between $1,825 million and $1,900 million, and net income available to Discovery Communications, Inc. stockholders of $925 million to $1,000 million. Our outlook incorporates current foreign exchange rates for revenues and expenses and the current share price for mark-to-market stock-based compensation calculations.

NON-GAAP FINANCIAL MEASURES Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market stock-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains (losses) on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses and also provides investors a measure to analyze the operating performance of each segment against historical data. The Company excludes mark-to-market stock-based compensation, exit and restructuring charges, certain impairment charges, and gains (losses) on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentive as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, cash flows provided by operating activities and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 11 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. EST to discuss its fourth quarter and full year 2010 results. To listen to the call, visit http://www.discoverycommunications.com or dial 1-866-356-4281 inside the U.S. and 1-617-597-5395 outside of the U.S., using the following passcode: 22479756.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 22, 2010. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2011 outlook and plans for stock repurchases. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations
Michelle Russo (240) 662-2901	Craig Felenstein (212) 548-5109
michelle_russo@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2010	2009(a)	2010	2009(a)

		(recast)		(recast)
Revenues:
Distribution	$ 461	$432	$ 1,807	$1,698
Advertising	460	418	1,645	1,427
Other	94	100	321	333

Total revenues	1,015	950	3,773	3,458

Costs of revenues, excluding depreciation and amortization
listed below	291	293	1,073	1,044
Selling, general and administrative	291	303	1,185	1,188
Depreciation and amortization	32	37	130	152
Restructuring and impairment charges	7	12	25	52
Gains on dispositions	—	—	—	(252)

	621	645	2,413	2,184

Operating income	394	305	1,360	1,274

Interest expense, net	(48)	(66)	(203)	(248)
Loss on extinguishment of debt	—	—	(136)	—
Other (expense) income, net	(29)	3	(86)	13

Income from continuing operations before income taxes	317	242	935	1,039
Provision for income taxes	(106)	(82)	(277)	(469)

Income from continuing operations, net of taxes	211	160	658	570
Income (loss) from discontinued operations, net of taxes	(3)	(4)	22	(6)

Net income	208	156	680	564
Less net income attributable to noncontrolling interests	(6)	(5)	(16)	(15)

Net income attributable to Discovery Communications, Inc.	202	151	664	549
Stock dividends to preferred interests	—	—	(1)	(8)

Net income available to Discovery Communications, Inc.
stockholders	$ 202	$151	$ 663	$541

Income per share from continuing operations available to
Discovery Communications, Inc. stockholders:
Basic	$ 0.49	$0.36	$ 1.51	$1.29

Diluted	$ 0.48	$0.36	$ 1.49	$1.29

Income (loss) per share from discontinued operations
available to Discovery Communications, Inc. stockholders:
Basic	$ (0.01)	$(0.01)	$ 0.05	$(0.01)

Diluted	$ (0.01)	$(0.01)	$ 0.05	$(0.01)

Net income per share available to Discovery
Communications, Inc. stockholders:
Basic	$ 0.48	$0.36	$ 1.56	$1.28

Diluted	$ 0.47	$0.35	$ 1.55	$1.27

Weighted average shares outstanding:
Basic	422	425	425	423

Diluted	428	429	429	425

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 6 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	As of	As of
	December 31,	December 31,
	2010	2009(a)

		(recast)
ASSETS
Current assets:
Cash and cash equivalents	$466	$623
Receivables, net	880	812
Content rights, net	83	75
Deferred income taxes	81	71
Prepaid expenses and other current assets	219	90

Total current assets	1,729	1,671

Noncurrent content rights, net	1,245	1,207
Property and equipment, net	399	409
Goodwill	6,434	6,433
Intangible assets, net	605	643
Other noncurrent assets	601	589

Total assets	$11,013	$10,952

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$480	$446
Deferred revenues	114	91
Current portion of stock-based compensation liabilities	118	117
Current portion of long-term debt	20	38
Other current liabilities	53	91

Total current liabilities	785	783

Long-term debt	3,598	3,457
Deferred income taxes	285	268
Other noncurrent liabilities	101	175

Total liabilities	4,769	4,683
Commitments and contingencies

Redeemable noncontrolling interests	—	49

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,369	6,600
Treasury stock, at cost: 3 Series C common shares at 2010	(105)	—
Accumulated deficit	—	(387)
Accumulated other comprehensive loss	(33)	(21)

Total Discovery Communications, Inc. stockholders’ equity	6,236	6,197
Noncontrolling interests	8	23

Total equity	6,244	6,220

Total liabilities and equity	$11,013	$10,952

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 6 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Twelve Months Ended December 31,

2010		2009(a)

		(recast)
OPERATING ACTIVITIES
Net income	$680	$564
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	182	228
Depreciation and amortization	132	155
Content expense	715	709
Impairment charges	11	32
Gains on dispositions	(9)	(252)
Gains on sales of investments	—	(15)
Deferred income taxes	(8)	(13)
Noncash portion of loss on extinguishment of debt	12	—
Other noncash expenses, net	81	64
Changes in operating assets and liabilities:
Receivables, net	(81)	(37)
Content rights	(774)	(758)
Accounts payable and accrued liabilities	1	28
Stock-based compensation liabilities	(158)	(81)
Other, net	(116)	18

Cash provided by operating activities	668	642

INVESTING ACTIVITIES
Purchases of property and equipment	(49)	(55)
Business acquisitions, net of cash acquired	(38)	—
Proceeds from dispositions, net	24	300
Proceeds from sales of investments	—	24
Investments in and advances to equity investees	(127)	(31)

Cash (used in) provided by investing activities	(190)	238

FINANCING ACTIVITIES
Net repayments of revolver loans	—	(315)
Borrowings from long-term debt, net of discount and issuance costs	2,970	970
Principal repayments of long-term debt	(2,883)	(1,012)
Principal repayments of capital lease obligations	(10)	(14)
Repurchases of common and preferred stock	(605)	—
Purchase of noncontrolling interests	(148)	—
Cash distributions to noncontrolling interests	(31)	(13)
Proceeds from stock option exercises	47	28
Excess tax benefits from stock-based compensation	19	—

Cash used in financing activities	(641)	(356)

Effect of exchange rate changes on cash and cash equivalents	6	5

NET CHANGE IN CASH AND CASH EQUIVALENTS	(157)	529
Cash and cash equivalents, beginning of period	623	94

CASH AND CASH EQUIVALENTS, END OF PERIOD	$466	$623

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 6 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

		Three Months Ended December 31, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 347	$ (5)	$ (1)	$ —	$(3)	$ 338
International Networks	161	(10)	(9)	—	(3)	139
Education and Other	8	(1)	—	—	—	7
Corporate and Eliminations	(55)	(16)	—	(18)	(1)	(90)

Total	$ 461	$ (32)	$ (10)	$ (18)	$(7)	$ 394

		Three Months Ended December 31, 2009(b)(recast)

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 299	$ (7)	$ (5)	$ —	$(9)	$ 278
International Networks	150	(9)	(9)	—	(2)	130
Education and Other	7	(2)	—	—	(1)	4
Corporate and Eliminations	(60)	(19)	—	(28)	—	(107)

Total	$ 396	$ (37)	$ (14)	$ (28)	$ (12)	$ 305

(a)	For the three months ended December 31, 2010, amounts represent restructuring charges of $7 million. For the three months ended December 31, 2009, amounts represent exit and restructuring charges of $12 million.

(b)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 6 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

		Twelve Months Ended December 31, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 1,365	$ (21)	$ (7)	$ —	$ (3)	$ 1,334
International Networks	545	(39)	(35)	—	(9)	462
Education and Other	15	(6)	—	—	(11)	(2)
Corporate and Eliminations	(226)	(64)	—	(142)	(2)	(434)

Total	$ 1,699	$ (130)	$ (42)	$ (142)	$ (25)	$ 1,360

		Twelve Months Ended December 31, 2009(b)(recast)

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 1,229	$ (30)	$ (21)	$ (1)	$ 221	$ 1,398
International Networks	445	(38)	(34)	—	(14)	359
Education and Other	16	(6)	—	—	(2)	8
Corporate and Eliminations	(204)	(78)	—	(204)	(5)	(491)

Total	$ 1,486	$ (152)	$ (55)	$ (205)	$ 200	$ 1,274

(a)	For the twelve months ended December 31, 2010, amounts represent asset impairments of $11 million and restructuring charges of $14 million. For the twelve months ended December 31, 2009, amounts represent the pre-tax gain on the sale of Discovery Kids of $252 million, as well as asset impairments of $26 million and exit and restructuring charges of $26 million.

(b)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 6 for additional detail.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
		(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,			Twelve Months Ended December 31,

	2010	2009(a)	Change	2010	2009(a)	Change

		(recast)			(recast)

Cash provided by operating activities	$223	$258	$(35)	$ 668	$642	$26
Acquisition of property and equipment	(20)	(14)	(6)	(49)	(55)	6

Free cash flow	$203	$244	$(41)	$ 619	$587	$32

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 6 for additional detail.

RECONCILIATION OF 2011 OUTLOOK TO GAAP MEASURES

	Full Year 2011

Net income available to Discovery Communications, Inc. stockholders	$ 925	To	$1,000
Interest expense, net	200	To	190
Depreciation and amortization	125	To	115
Other expense, including amortization of deferred launch incentives, mark-to-market stock-based	575	To	595
compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss
(income) attributable to noncontrolling interests, and stock dividends to preferred interests

Adjusted OIBDA	$ 1,825	To	$1,900

NET INCOME AVAILABLE TO DISCOVERY COMMUNICATIONS, INC. STOCKHOLDERS

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,

	2010	2009(a)	2010	2009(a)

		(recast)		(recast)
Net income from continuing operations	$ 205	$155	$641	$547
Income (loss) from discontinued operations, net of taxes	(3)	(4)	22	(6)

Net income available to Discovery Communications, Inc.
stockholders	$ 202	$151	$663	$541

(a)	The 2009 financial information has been recast so that the basis of presentation is consistent with that of the 2010 financial information. See Other Items on page 6 for additional detail.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
	SELECTED FINANCIAL DETAIL
	(unaudited; in millions)

BORROWINGS
				As of
				December 31, 2010

3.70% Senior Notes, semi-annual interest, due June 2015				$850
5.625% Senior Notes, semi-annual interest, due August 2019				500
5.05% Senior Notes, semi-annual interest, due June 2020				1,300
6.35% Senior Notes, semi-annual interest, due June 2040				850
Capital lease and other obligations				126

Total long-term debt				3,626
Unamortized discount				(8)

Long-term debt, net				3,618
Less current portion of long-term debt				20

Noncurrent portion of long-term debt				$3,598

STOCK-BASED COMPENSATION
		As of December 31, 2010

	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Grant Price	(in millions)	Grant Price

Discovery Appreciation Plan	8.8	$21.99	0.6	$20.85

Stock Appreciation Rights	0.1	20.70	——	——

Stock Options	15.7	19.26	3.9	16.06

Performance-based Restricted Stock Units	1.0	32.84	——	——

Service-based Restricted Stock Units	0.5	32.28	——	——

Total stock-based compensation plans	26.1	$20.96	4.5	$16.70

SHARE COUNT ROLL FORWARD	Common	Preferred	Total

(in millions)
Total shares outstanding as of January 1, 2010	283.51	141.14	424.65
Shares repurchased	(2.99)	(13.73)	(16.72)
Shares issued – stock option exercises	3.24	——	3.24
Stock dividends to preferred interests	——	0.05	0.05

Total shares outstanding as of December 31, 2010	283.76	127.46	411.22